Exhibit 4(x)

KANSAS GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(successor to BNY Midwest Trust Company)

and

JUDITH L. BARTOLINI

(successor to W. A. Spooner, Henry A. Theis, Oliver R. Brooks,

Wesley L. Baker, Edwin F. McMichael and R. Amundsen)

as Trustees under Kansas Gas and Electric Company’s

Mortgage and Deed of Trust, Dated as of April 1, 1940

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

Providing for the Amendment of the Indenture

Dated as of July 10, 2007

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of July 10, 2007, between Kansas Gas and Electric Company, a corporation of the State of Kansas (formerly named KCA Corporation and successor by merger to Kansas Gas and Electric Company, a corporation of the State of Kansas, hereinafter sometimes called the “Company-Kansas”), whose post office address is 120 East First Street, Wichita, Kansas 67202 (hereinafter sometimes called the “Company”), The Bank of New York Trust Company, N.A., a national banking association, whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor to BNY Midwest Trust Company (the “Corporate Trustee”)), and Judith L. Bartolini (successor to W.A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen, and being hereinafter sometimes called the “Individual Trustee”), whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1940 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by Kansas Gas and Electric Company, a corporation of the State of West Virginia to which the Company-Kansas was successor by merger (hereinafter sometimes called the “Company-West Virginia”), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the “Forty-eighth Supplemental Indenture”) being supplemental thereto;

WHEREAS, the Company-West Virginia caused the Mortgage to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and on April 25, 1940 paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Mortgage was first filed for record, the sum of $40,000 in payment of the Kansas mortgage registration tax as provided by Section 79-3101 et seq., General Statutes of Kansas 1935; and

WHEREAS, by the Mortgage, the Company-West Virginia covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, intended to be subject to the lien thereof; and

WHEREAS, an instrument, dated May 31, 1949, was executed by the Company-West Virginia appointing Oliver R. Brooks as Individual Trustee in succession to said Henry A. Theis, resigned, under the Mortgage, and by Oliver R. Brooks accepting the appointment as Individual Trustee under the Mortgage in succession to said Henry A. Theis, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated March 3, 1958, was executed by the Company-West Virginia appointing Wesley L. Baker as Individual Trustee in succession to said Oliver R. Brooks, resigned, under the Mortgage, and by Wesley L. Baker accepting the appointment as Individual Trustee under the Mortgage in succession to said Oliver R. Brooks, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated November 20, 1969, was executed by the Company-West Virginia appointing Edwin F. McMichael as Individual Trustee in succession to said Wesley L. Baker, resigned, under the Mortgage, and by Edwin F. McMichael accepting the appointment as Individual Trustee under the Mortgage in succession to said Wesley L. Baker, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, by the Twenty-seventh Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed R. Amundsen as Individual Trustee in succession to said Edwin F. McMichael, resigned, under the Mortgage, and by R. Amundsen accepting the appointment as Individual Trustee under the Mortgage in succession to said Edwin F. McMichael; and

WHEREAS, by the Thirty-second Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed W. A. Spooner as Individual Trustee in succession to said R. Amundsen, resigned, under the Mortgage, and by W. A. Spooner accepting the appointment as Individual Trustee under the Mortgage in succession to said R. Amundsen; and

WHEREAS, by the Fortieth Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed Judith L. Bartolini as Individual Trustee in succession to said W.A. Spooner resigned, under the Mortgage, and by Judith L. Bartolini accepting the appointment as Individual Trustee under the Mortgage in succession to said W.A. Spooner; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees a First Supplemental Indenture, dated as of June 1, 1942 (which supplemental indenture is hereinafter sometimes called the “First Supplemental Indenture”); and

WHEREAS, the Company-West Virginia caused the First Supplemental Indenture to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, but paid no mortgage registration tax in connection with the recordation of the First Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Second Supplemental Indenture	March 1, 1948
Third Supplemental Indenture	December 1, 1949
Fourth Supplemental Indenture	June 1, 1952
Fifth Supplemental Indenture	October 1, 1953
Sixth Supplemental Indenture	March 1, 1955
Seventh Supplemental Indenture	February 1, 1956
Eighth Supplemental Indenture	January 1, 1961
Ninth Supplemental Indenture	May 1, 1966
Tenth Supplemental Indenture	March 1, 1970
Eleventh Supplemental Indenture	May 1, 1971
Twelfth Supplemental Indenture	March 1, 1972

which supplemental indentures are hereinafter sometimes called the Second through Twelfth Supplemental Indentures, respectively; and

WHEREAS, the Company-West Virginia caused the Second through Eighth Supplemental Indentures to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and caused the Ninth through Twelfth Supplemental Indentures to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, and on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Second through Twelfth Supplemental Indentures were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
March 30, 1948	$12,500
December 7, 1949	7,500
June 17, 1952	30,000
October 21, 1953	25,000
March 22, 1955	25,000
March 5, 1956	17,500
January 24, 1961	17,500
May 17, 1966	40,000
March 10, 1970	87,500
May 19, 1971	87,500
March 23, 1972	62,500

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-West Virginia was merged into the Company-Kansas on May 31, 1973; and

WHEREAS, in order to evidence the succession of the Company-Kansas to the Company-West Virginia and the assumption by the Company-Kansas of the covenants and conditions of the Company-West Virginia in the bonds and in the Mortgage contained, and to enable the Company-Kansas to have and exercise the powers and rights of the Company-West Virginia under the Mortgage in accordance with the terms thereof, the Company-Kansas executed and delivered to the Trustees a Thirteenth Supplemental Indenture, dated as of May 31, 1973 (which supplemental indenture is hereinafter sometimes called the “Thirteenth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, but paid no mortgage registration tax in connection with the recordation of the Thirteenth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Fourteenth Supplemental Indenture	July 1, 1975
Fifteenth Supplemental Indenture	December 1, 1975
Sixteenth Supplemental Indenture	September 1, 1976
Seventeenth Supplemental Indenture	March 1, 1977
Eighteenth Supplemental Indenture	May 1, 1977
Nineteenth Supplemental Indenture	August 1, 1977
Twentieth Supplemental Indenture	March 15, 1978
Twenty-first Supplemental Indenture	January 1, 1979
Twenty-second Supplemental Indenture	April 1, 1980
Twenty-third Supplemental Indenture	July 1, 1980
Twenty-fourth Supplemental Indenture	August 1, 1980
Twenty-fifth Supplemental Indenture	June 1, 1981
Twenty-sixth Supplemental Indenture	December 1, 1981
Twenty-seventh Supplemental Indenture	May 1, 1982
Twenty-eighth Supplemental Indenture	March 15, 1984
Twenty-ninth Supplemental Indenture	September 1, 1984

Designation	Dated as of
Thirtieth Supplemental Indenture	September 1, 1984
Thirty-first Supplemental Indenture	February 1, 1985
Thirty-second Supplemental Indenture	April 15, 1986
Thirty-third Supplemental Indenture	June 1, 1991
Thirty-fourth Supplemental Indenture	March 31, 1992
Thirty-fifth Supplemental Indenture	December 17, 1992
Thirty-sixth Supplemental Indenture	August 12, 1993
Thirty-seventh Supplemental Indenture	January 15, 1994
Thirty-eighth Supplemental Indenture	March 1, 1994
Thirty-ninth Supplemental Indenture	April 15, 1994
Fortieth Supplemental Indenture	June 28, 2000
Forty-first Supplemental Indenture	June 6, 2002
Forty-second Supplemental Indenture	March 12, 2004
Forty-third Supplemental Indenture	June 1, 2004
Forty-fourth Supplemental Indenture	May 6, 2005
Forty-fifth Supplemental Indenture	March 17, 2006
Forty-sixth Supplemental Indenture	June 1, 2006
Forty-seventh Supplemental Indenture	March 16, 2007

which supplemental indentures are hereinafter sometimes called the Fourteenth through Forty-seventh Supplemental Indentures, respectively; and

WHEREAS, the Company-Kansas caused the Fourteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas; and

WHEREAS, the Company-Kansas caused the Fifteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 10, 1975, Film 169, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 10, 1975 and indexed as No. 325,911); and

WHEREAS, the Company-Kansas caused the Sixteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 1976, Film 211, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 29, 1976 and indexed as No. 363,835); and

WHEREAS, the Company-Kansas caused the Seventeenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of

Sedgwick County, Kansas (filed on March 16, 1977, Film 234, page 492), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 1, 1977 and indexed as No. 384,759); and

WHEREAS, the Company-Kansas caused the Eighteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 26, 1977, Film 246, page 655), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 26, 1977 and indexed as No. 394,573); and

WHEREAS, the Company-Kansas caused the Nineteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 31, 1977, Film 263, page 882), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 1, 1977 and indexed as No. 406,577); and

WHEREAS, the Company-Kansas caused the Twentieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 29, 1978, Film 297, pages 635-656), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 30, 1978 and indexed as No. 434,072); and

WHEREAS, the Company-Kansas caused the Twenty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 9, 1979, Film 345, page 648), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on January 10, 1979 and indexed as No. 470,851); and

WHEREAS, the Company-Kansas caused the Twenty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 2, 1980, Film 413, page 1,468), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 3, 1980 and indexed as No. 533,415); and

WHEREAS, the Company-Kansas caused the Twenty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 1, 1980, Film 425, page 1,003), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on July 2, 1980 and indexed as No. 546,185); and

WHEREAS, the Company-Kansas caused the Twenty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 28, 1980, Film 435, page 266), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on August 29, 1980 and indexed as No. 554,543); and

WHEREAS, the Company-Kansas caused the Twenty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 30, 1981, Film 483, page 1,512), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on June 30, 1981 and indexed as No. 601,270); and

WHEREAS, the Company-Kansas caused the Twenty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 30, 1981, Film 510, page 300), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 31, 1981 and indexed as No. 628,293); and

WHEREAS, the Company-Kansas caused the Twenty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 1982, Film 526, page 1,141), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 7, 1982 and indexed as No. 650,115); and

WHEREAS, the Company-Kansas caused the Twenty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 22, 1984, Film 645, page 1,524), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 23, 1984 and indexed as No. 796,449); and

WHEREAS, the Company-Kansas caused the Twenty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 5, 1984, Film 681, page 763), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 6, 1984 and indexed as No. 852,425); and

WHEREAS, the Company-Kansas caused the Thirtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 12, 1984, Film 682, page 1,087), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 13, 1984 and indexed as No. 854,284); and

WHEREAS, the Company-Kansas caused the Thirty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 18, 1991, Film 1177, page 0876), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 18, 1991 and indexed as No. 1,693,446); and

WHEREAS, the Company-Kansas caused the Fortieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 28, 2000, Film 2062, page 0053), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 28, 2000, and indexed as No. 3756913); and

WHEREAS, the Company on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fourteenth through Thirtieth Supplemental Indentures, the Thirty-third Supplemental Indenture and the Fortieth Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
July 2, 1975	$100,000
December 10, 1975	48,750
September 29, 1976	62,500
March 16, 1977	62,500
May 26, 1977	25,000
August 31, 1977	6,100
March 29, 1978	62,500
January 9, 1979	36,250
April 2, 1980	67,500
July 1, 1980	37,500
August 28, 1980	63,750
June 30, 1981	75,000
December 30, 1981	62,500
May 6, 1982	100,000
March 22, 1984	93,750
September 5, 1984	75,000
September 12, 1984	50,000
June 18, 1991	334,100
June 28, 2000	1,780,538.50

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-Kansas caused the Thirty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of

Sedgwick County, Kansas (filed on February 1, 1985, Film 707, page 378), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on February 4, 1985 and indexed as No. 895,468), but paid no mortgage registration tax in connection with the recordation of the Thirty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 16, 1986, Film 791, page 1,336), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 17, 1986 and indexed as No. 1,048,212), but paid no mortgage registration tax in connection with the recordation of the Thirty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, in order to evidence the succession of the Company to the Company-Kansas and the assumption by the Company of the covenants and conditions of the Company-Kansas in the bonds and in the Mortgage contained, and to enable the Company to have and exercise the powers and rights of the Company-Kansas under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees a Thirty-fourth Supplemental Indenture, dated as of March 31, 1992 (which supplemental indenture is hereinafter sometimes called the “Thirty-fourth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 31, 1992, Film 1236, page 987), and as a security agreement in the Office of Secretary of State of Kansas (filed on March 31, 1992 and indexed as No. 1,780,893), but paid no mortgage registration tax in connection with the recordation of the Thirty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company caused the Thirty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 16, 1992, Film 1301, page 0104), and as a security agreement in the Office of Secretary of State of Kansas (filed on December 16, 1992 and indexed as No. 1,861,886), but paid no mortgage registration tax in connection with the recordation of the Thirty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 10, 1993, Film 1364, page 0515), and as a security agreement in the Office of Secretary of State of Kansas (filed on August 11, 1993 and indexed as No. 1,936,501), but paid no mortgage registration tax in connection with the recordation of the Thirty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 18, 1994, Film 1411, page 0710), and as a security agreement in the Office of Secretary of State of Kansas (filed on January 18, 1994 and indexed as No. 1,985,104), but paid no mortgage registration tax in connection with the recordation of the Thirty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 28, 1994, Film 1422, page 1046), and as a security agreement in the Office of Secretary of State of Kansas (filed on February 28, 1994 and indexed as No. 1,997,743), but paid no mortgage registration tax in connection with the recordation of the Thirty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 27, 1994, Film 1440, page 855), and as a security agreement in the Office of Secretary of State of Kansas (filed on April 27, 1994 and indexed as No. 1,377,915), but paid no mortgage registration tax in connection with the recordation of the Thirty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 6, 2002, Film 2460, page 1), and as a security agreement in the office of Secretary of State of Kansas (filed on June 6, 2002, and indexed as No. 5264221), but paid no mortgage registration tax in connection with the recordation of the Forty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 12, 2004, Film 2854, page 8731), and as a security agreement in the office of Secretary of State of Kansas (filed on March 12, 2004, and indexed as No. 5760673), but paid no mortgage registration tax in connection with the recordation of the Forty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 10, 2004, Film and Page 28578510), and as a security agreement in the office of Secretary of State of Kansas (filed on June 10, 2004, and indexed as No. 5820311), but paid no mortgage registration tax in connection with the recordation of the Forty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 2005, Film and Page 28671438), and as a security agreement in the office of Secretary of State of Kansas (filed on May 6, 2005, and indexed as No. 5981824), but paid no mortgage registration tax in connection with the recordation of the Forty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 17, 2006, Film and Page 28764552), and as a security agreement in the office of Secretary of State of Kansas (filed on March 17, 2006, and indexed as No. 6122576), but paid no mortgage registration tax in connection with the recordation of the Forty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 1, 2006, Film and Page 28785638), and as a security agreement in the office of Secretary of State of Kansas (filed on June 1, 2006, and indexed as No. 6168504), but paid no mortgage registration tax in connection with the recordation of the Forty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 2007, Film and Page 28865277), and as a security agreement in the office of Secretary of State of Kansas (filed on March 16, 2007, and indexed as No. 6326219), but paid no mortgage registration tax in connection with the recordation of the Forty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has from time to time caused to be filed in the respective offices of the above-mentioned Registers of Deeds and Secretary of State affidavits executed by the Trustees under the Mortgage, preserving and continuing the lien thereof either as a chattel mortgage in accordance with the provisions of K.S.A. 58-303 (Section 58-303 of the General Statutes of Kansas 1935) or as a security agreement under the provisions of K.S.A. 84-9-401 et seq.; and

WHEREAS, in addition to the aforesaid filings for record in the respective offices of the above-mentioned Registers of Deeds, the Company-West Virginia, the Company-Kansas or the Company has filed copies of the Mortgage and the First through Forty-seventh Supplemental Indentures, certified as true by it, with the Secretary of State of Kansas; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 3/8% Series due 1970	$16,000,000	None
3 1/8% Series due 1978	5,000,000	None
2 3/4% Series due 1979	3,000,000	None
3 3/8% Series due 1982	12,000,000	None
3 5/8% Series due 1983	10,000,000	None
3 3/8% Series due 1985	10,000,000	None
3 3/8% Series due 1986	7,000,000	None
4 5/8% Series due 1991	7,000,000	None
5 5/8% Series due 1996	16,000,000	None
8 1/2% Series due 2000	35,000,000	None
8 1/8% Series due 2001	35,000,000	None
7 3/8% Series due 2002	25,000,000	None
9 5/8% Series due 2005	40,000,000	None
6% Series due 1985	7,000,000	None
7 3/4% Series due 2005	12,500,000	None
8 3/8% Series due 2006	25,000,000	None
8 1/2% Series due 2007	25,000,000	None
6% Series due 2007	10,000,000	None
5 7/8% Series due 2007	21,940,000	None
8 7/8% Series due 2008	30,000,000	None
6.80% Series due 2004	14,500,000	None
16 1/4% Series due 1987	30,000,000	None
6 1/2% Series due 1983	15,000,000	None
7 1/4% Series due 1983	25,500,000	None
14 7/8% Series due 1987–1991	30,000,000	None
16% Series due 1996	25,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
15 3/4% Series due 1989	40,000,000	None
13 1/2% Series due 1989	100,000,000	None
14.05% Series due 1991	30,000,000	None
14 1/8% Series due 1991	20,000,000	None
10 7/8% Series due 1987	30,000,000	None
9 3/4% Series due 2016	50,000,000	None
7.00% Series A due 2031	18,900,000	None
7.00% Series B due 2031	308,600,000	None
7.60% Series due 2003	135,000,000	None
6 1/2% Series due 2005	65,000,000	None
6.20% Series due 2006	100,000,000	None
5.10% Series due 2023	13,462,500	13,462,500
7 1/2% Series A due 2032	14,500,000	14,500,000
7 1/2% Series B due 2027	21,940,000	21,940,000
7 1/2% Series C due 2032	10,000,000	10,000,000
9 1/2% Series due 2003	702,200,000	None
8% Series due 2005	735,000,000	None
3 1/2% Series due 2007	300,000,000	None
5.30% Series due 2031	18,900,000	18,900,000
5.30% Series A due 2031	108,600,000	108,600,000
2.65% Series B due 2031	100,000,000	None
Variable Rate Series C due 2031	100,000,000	100,000,000
4.60% Series due 2010	350,000,000	None
5.57% Series due 2011	500,000,000	None
Burlington Series 2004B-1 due 2031	50,000,000	50,000,000
Burlington Series 2004B-2 due 2031	50,000,000	50,000,000
5.57% Series due 2012	500,000,000	500,000,000

hereinafter sometimes called Bonds of the First through Fifty-third Series; and

WHEREAS, the Company now desires to alter and amend in certain respects the covenants and provisions contained in the Mortgage as supplemented; and

WHEREAS, the execution and delivery by the Company of this Forty-eighth Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Kansas Gas and Electric Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Trust Company, N.A. and to Judith L. Bartolini, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through the Forty-seventh Supplemental Indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Forty-eighth Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, rolling stock, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditarnents and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Forty-eighth Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and (4) electric energy, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Forty-eighth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

THERE is expressly excepted from the lien of the Mortgage and from the lien hereof all property of the Company located in the State of Missouri now owned or hereafter acquired unless such property in the State of Missouri shall be subjected to the lien of the Mortgage by an indenture or indentures supplemental thereto, pursuant to authorization by the Board of Directors of the Company.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-eighth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE I

AMENDMENTS TO THE MORTGAGE

SECTION 1. Pursuant to the reservation of right in the Thirty-seventh Supplemental Indenture of January 15, 1994 and each supplemental indenture dated thereafter, and there being no outstanding Bonds of any series created prior to the Bonds created by such Thirty-seventh Supplemental Indenture of January 15, 1994, the Mortgage is hereby amended as follows, to take effect immediately:

(a) to add a new Article XX thereto which shall read:

“Article XX

Issuance of Prior Lien Bonds

SECTION 128. Notwithstanding any other provisions of this Indenture, the Company may from time to time issue additional Prior Lien Bonds, (a) in a principal amount not to exceed the principal amount of bonds which could then be issued on the basis of Property Additions under Article V hereof and (b) upon the redemption or retirement of Prior Lien Bonds secured by a Prior Lien.

SECTION 129. Notwithstanding any other provisions of this Indenture, the Company shall not be required to deposit any additional Prior Lien Bonds issued under the provisions of this Article XX with the Corporate Trustee or to issue any such additional Prior Lien Bonds to or in the name of the Corporate Trustee.

SECTION 130. Notwithstanding any other provisions of this Indenture, the Company shall not be required to deposit any Prior Lien Bonds that have been redeemed or retired with the Corporate Trustee. The foregoing sentence shall not apply if the Prior Lien securing such redeemed or retired Prior Lien Bonds shall have been cancelled and discharged in its entirety.

(b) to delete the second paragraph of Section 46 of Article VIII thereof:

(c) to delete the fourth paragraph of Section 26 of Article V thereof (to remove the limitation on issuance of bonds on the basis of Property Additions subject to a Prior Lien based on the ratio of Prior Lien Bonds to total bonds outstanding).

SECTION 2. Pursuant to the reservation of right in the Tenth Supplemental Indenture of March 1, 1970 and there being no outstanding Bonds of any series created prior to the Bonds created by such Tenth Supplemental Indenture of March 1, 1970, the Article XVIII of the Mortgage is hereby amended to read in its entirety as follows, such amendment to take effect immediately:

“ARTICLE XVIII.

Meetings and Consents of Bondholders.

SECTION 107. Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XVIII.

SECTION 108. The Corporate Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on the written request of the Company, given pursuant to a Resolution of its Board of Directors, or on written request of the holders of not less than a majority in principal amount of the bonds Outstanding hereunder (determined as provided in Section 71 hereof) at the time of such request. In the event of the Corporate Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the Company as above set forth, the Company, pursuant to Resolution of its Board of Directors, may call such meeting. The holders of fifteen per centum (15%) or more in principal amount of the bonds Outstanding hereunder at the time may also at any time call a meeting of bondholders. Every such meeting called by and at the instance of the Corporate Trustee shall be held in the Borough of Manhattan, The City of New York, and written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Corporate Trustee not less than thirty (30) days before such meeting (a) to all holders of bonds the names and addresses of whom are then preserved as required by Section 43 hereof, and (b) to the Company addressed to it at Wichita, Kansas (or at such other address as may be designated by the Company from time to time), and shall be published by the Corporate Trustee at least four (4) times preceding the meeting, in a Daily Newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than twenty (20) days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then Outstanding hereunder are present in person or by proxy and if the Company and the Corporate Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds Outstanding hereunder and by the Corporate Trustee, or by such of them as are not present in person or by proxy.

SECTION 109. Officers and nominees of the Corporate Trustee and of the Company and the Individual Trustee or his nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy. In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Corporate Trustee, with respect to any such meeting called by the Corporate Trustee, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) any other person or corporation satisfactory to the Corporate Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf. In lieu of or in addition to providing for such deposit, the Corporate Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or exhibited to such institution and the series, maturities and serial numbers of such bonds. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 108 hereof, by bondholders or by the Company, and the Corporate Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit or exhibition of bonds and the issue of certificates by (i) any bank or trust or insurance company organized under the laws of the United States of America or of any State thereof, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Corporate Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

SECTION 110. Subject to the restrictions specified in Sections 109 and 113 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate provided for in Section 109 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Corporate Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Corporate Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Corporate Trustee.

Section 111. Persons nominated by the Corporate Trustee if it is represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Corporate

Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present by a majority vote irrespective of the amount of their holdings. The Corporate Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Corporate Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the Meeting.

SECTION 112. The holders of not less than sixty per centum (60%) in principal amount of the bonds Outstanding hereunder when such meeting is held must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn.

SECTION 113. Subject to the provisions of Section 80 hereof, any modification or alteration of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of sixty per centum (60%) or more in principal amount of the bonds Outstanding hereunder, and, if the rights of one or more but less than all, series of bonds then Outstanding are to be affected by action taken at such meeting, then also by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and Outstanding hereunder, when such meeting is held, and in every case approved by

Resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, (1) impair or affect the right of such holder to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any non-assenting bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior hereto at the date of the calling of any such bondholders’ meeting), or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder. For all purposes of this Article, the Trustees, subject to the provisions of Sections 88 and 89 hereof, shall be entitled to rely upon an Opinion of Counsel with respect, to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then Outstanding hereunder.

Except for the purpose of waiving any past Default, as defined in Section 65 hereof, or other default and its consequences, in which event the provisions of Section 71 hereof shall be applicable, bonds owned and/or held by and/or for account of and/or for the benefit or interest of the Company, or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XVIII provided for.

SECTION 114. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting, and showing that said notice was mailed and published as provided in Section 108 hereof. Such record shall be signed and verified by the affidavit of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Corporate Trustee for preservation by the Corporate Trustee. Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Corporate Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Corporate Trustee to all holders of bonds Outstanding hereunder, the names and addresses of whom are then preserved by the Corporate Trustee pursuant to the provisions of Section 43 hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Corporate Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by Resolution of the Board of Directors of the Company, of which such Resolution of approval, if any, it shall be the duty of the Company to file a copy certified by the Secretary or an Assistant Secretary of the Company with the Corporate Trustee, but if such Resolution of the Board of Directors of the Company is adopted and a certified copy thereof is filed with the Corporate Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustees and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders, or of the Company, shall in any manner be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees or either of them without their, its or his written assent thereto.

SECTION 115. Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Corporate Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond Outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Corporate Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Corporate Trustee shall so determine, new bonds so modified as in the opinion of the Corporate Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholders for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto. The Company or the Corporate Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by Resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustees and the Company and upon demand of the Corporate Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustees.

SECTION 116. (A) Anything in this Article contained to the contrary notwithstanding, the Corporate Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds Outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then Outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and Outstanding hereunder (at the time the last such needed consent is delivered to the Corporate Trustee) in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 113 hereof.

(B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Corporate Trustee.

The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved either by exhibiting the bonds themselves to the Corporate Trustee or by a certificate executed (i) by any bank or trust or insurance company organized under the laws of the United States of America or of any State thereof, (ii) by any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund, (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Corporate Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

Each such certificate shall be dated and shall state in effect that as of the date thereof a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Corporate Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

(C) Until such time as the Corporate Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection

(A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Corporate Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid. any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall, subject to the provisions of the last sentence of Section 114 hereof, be conclusively binding upon the Company, the Trustees and the holders of all the bonds.”

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 1. Subject to the amendments provided for in this Forty-eighth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-eighth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 2. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions set forth herein and in the Mortgage, as heretofore amended and supplemented, and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Mortgage, as heretofore amended and supplemented, shall apply to and form part of this Forty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-eighth Supplemental Indenture.

SECTION 3. Subject to the provisions of Article XV and Article XVI of the Mortgage, as heretofore amended and supplemented, whenever in this Forty-eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-eighth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 4. Nothing in this Forty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 5. This Forty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

* * * *

IN WITNESS WHEREOF, Kansas Gas and Electric Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by Mark A. Ruelle, Vice President and Treasurer, and its corporate seal to be attested by Larry D. Irick, its Secretary for and on its behalf, The Bank of New York Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its duly authorized officers and its corporate seal to be attested by one of its Assistant Secretaries for and on its behalf, and Judith L. Bartolini has hereunto set her hand and all as of the day and year first above written.

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Mark A. Ruelle
Mark A. Ruelle
Vice President and Treasurer

Attest:

/s/ Larry D. Irick	(corporate seal)
Larry D. Irick
Secretary

Executed, sealed and delivered by
KANSAS GAS AND ELECTRIC COMPANY, in the presence of:

/s/ Maria E. Guzman

/s/ Sally L. Wilson

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ M. Callahan
M. Callahan
Vice President

Attest:	(corporate seal)

/s/ L. Garcia
Linda Garcia
Vice President

/s/ Judith L. Bartolini
Judith L. Bartolini

Executed, sealed and delivered by THE BANK OF NEW YORK TRUST COMPANY, N.A. and JUDITH L. BARTOLINI, in the presence of:

/s/ Robert Cafarelli

/s/ Charles Jackson

STATE OF KANSAS	)
: ss.:
COUNTY OF SEDGWICK	)

BE IT REMEMBERED, that on this 10th day of July, 2007, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came Mark A. Ruelle, the Vice President and Treasurer of Kansas Gas and Electric Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by order of the Board of Directors of said corporation.

On the 10th day of July in the year 2007, before me appeared Larry D. Irick, to me personally known, who being by me duly sworn did say that he is the Secretary of Kansas Gas and Electric Company, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Larry D. Irick acknowledged said instrument to be the free act and deed of said corporation.

On the 10th day of July in the year 2007, before me personally appeared Mark A. Ruelle to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of Kansas Gas and Electric Company; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Mark A. Ruelle acknowledged said instrument to be the free act and of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ Patti Beasley

NOTARY PUBLIC — STATE OF KANSAS
MY APPOINTMENT EXPIRES 11-18-08

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 10th day of July, 2007, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came M. Callahan, a Vice President of The Bank of New York Trust Company, N.A. as trustee, a national banking association, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by authority of the Board of Directors of said corporation.

On this 10th day of July, 2007, before me appeared Linda Garcia, to me personally known, who being by me duly sworn did say that she is a Vice President of The Bank of New York Trust Company, N.A., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Linda Garcia acknowledged said instrument to be the free act and deed of said corporation.

On the 10th day of July in the year 2007, before me personally came M. Callahan, to me known, who, being by me duly sworn, did depose and say that she resides at Orland Park, Illinois, that she is a Vice President of The Bank of New York Trust Company, N.A., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ T. Mosterd
NOTARY PUBLIC, STATE OF ILLINOIS
NO.
QUALIFIED IN COOK COUNTY
COMMISSION EXPIRES 1/22/09

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

On this 10th day of July in the year 2007, before me, the undersigned, a Notary Public in and for the State of Illinois, in the County of Cook, personally appeared and came Judith L. Bartolini, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ A. Hernandez
NOTARY PUBLIC, STATE OF ILLINOIS
NO.
QUALIFIED IN COOK COUNTY
COMMISSION EXPIRES 7-8-10

AFFIDAVIT

STATE OF KANSAS	)
) SS:
COUNTY OF SEDGWICK	)

I, Larry D. Irick, being first duly sworn on oath, depose and say:

1. I am the Secretary of Kansas Gas and Electric Company, a corporation duly organized and existing under the laws of the State of Kansas (the “Company”). I am duly authorized to make this affidavit on behalf of the Company.

2. The Company has heretofore executed and delivered to The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company) (the “Corporate Trustee”) and Judith L. Bartolini (the “Individual Trustee,” together with the Corporate Trustee, the “Trustees”), a Mortgage and Deed of Trust, dated as of April 1, 1940, (hereinafter called the “Indenture”), to secure the Company’s First Mortgage Bonds.

3. The Company has heretofore executed and delivered to the Trustees supplemental indentures numbered “First” through “Forty-seventh,” inclusive, (hereinafter called the “Supplemental Indentures”), creating other series of the Company’s First Mortgage Bonds.

4. The Indenture and all Supplemental Indentures confirmed unto the Trustees the real property situated in the State of Kansas which is subject to the lien of the Indenture.

5. The Indenture and all Supplemental Indentures were duly received and filed for record in accordance with the laws of the State of Kansas, and the mortgage registration fee thereon provided for was, and has been, paid in full by the Company.

6. Under the Fortieth Supplemental Indenture, the Company duly paid the mortgage registration fee in the amount of $1,780,538.50, based upon $684,822,500 of the Company’s indebtedness. The Fortieth Supplemental Indenture is found in the Sedgwick County Register of Deeds office at film 2062, page 53.

7. The purpose of the Forty-eighth Supplemental Indenture is to amend the Indenture as permitted under certain reservations of rights under certain Supplemental Indentures.

FURTHER AFFIANT SAITH NAUGHT.

/s/ Larry D. Irick
Larry D. Irick, Secretary
Kansas Gas and Electric Company

Subscribed and sworn to before me this 10th day of July, 2007.

/s/ Patti Beasley
Notary Public

(notary seal)